UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2009

Date of Report

(Date of earliest event reported)

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 108th Avenue N.E., Suite 1200 Bellevue, Washington 98004

(Address of Principal Executive Offices)

(425) 201-6100

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2009, the Board of Directors (the “Board”) of InfoSpace, Inc., a Delaware corporation (“InfoSpace” or the “Company”), elected William J. Lansing as the Company’s Chief Executive Officer and President and appointed Mr. Lansing to serve on the Board. Effective as of February 2, 2009, Mr. Lansing succeeds James F. Voelker, who is retiring from the position of Chief Executive Officer and President, but who will continue in his position as Chairman of the Board and will remain an employee of the Company.

Prior to joining InfoSpace, Mr. Lansing, age 50, served as Chief Executive Officer, President and as a director of ValueVision Media, Inc., a direct marketing company, from December 2003 to October 2007. From September 2001 to December 2003, Mr. Lansing served as a General Partner of General Atlantic LLC, a private equity investment firm. From April 2000 to August 2001, he was Chief Executive Officer of NBC Internet, Inc., an integrated Internet media company. From April 1998 to March 2000, Mr. Lansing served as President, then as Chief Executive Officer, of Fingerhut Companies, Inc., a direct marketing company. From November 1996 to May 1998, Mr. Lansing served as Vice President, Corporate Business Development for General Electric Company. Mr. Lansing serves on the Board of Directors of Fair Isaac Corporation, Digital River, Inc. and RightNow Technologies, Inc.

In connection with Mr. Lansing’s election as the Company’s Chief Executive Officer and President, the Company entered into an employment agreement with Mr. Lansing (the “Lansing Employment Agreement”), effective February 2, 2009 (the “Effective Date”).

The Lansing Employment Agreement provides that Mr. Lansing will receive the following benefits: an annual base salary of $410,000, which is subject to annual review, but which in no event will be less than $410,000; eligibility for an annual performance bonus, the target of which to be set at not less than 100% of Mr. Lansing’s then-current base salary; and a one-time lump-sum signing bonus equal to $175,000. In addition, on the Effective Date, Mr. Lansing received a stock option grant to purchase 1,400,000 shares of the Company’s common stock (the “Option”) and a grant of 200,000 restricted stock units covering the Company’s common stock (the “RSU Grant”). Subject to the accelerated vesting provisions set forth in the Lansing Employment Agreement, the Option and the RSU Grant will be scheduled to vest as follows: 25% of the shares subject to the Option and 25% of the restricted stock units subject to the RSU Grant will be scheduled to vest on the first anniversary of the Effective Date, and 12.5% of the shares subject to the Option and 12.5% of the restricted stock units subject to the RSU Grant will be scheduled to vest each six-month period thereafter. All unvested stock options (including the Option), restricted stock units (including the RSU Grant), and other equity awards (collectively, the “Equity Awards”) will become vested and immediately exercisable immediately prior to the effective date of a Change of Control (as defined in the Lansing Employment Agreement) if the acquiring or successor entity does not agree to assume or substitute for such awards.

The Lansing Employment Agreement will have an initial four (4) year term beginning on February 2, 2009, and will be automatically renewable for an additional two (2) year term on February 2, 2013, and thereafter, for additional one (1) year terms, unless, in any case, Mr. Lansing or the Company provides timely written notice of non-renewal. If the Company fails to renew the Lansing Employment Agreement, Mr. Lansing will be eligible to receive the following benefits: six (6) months continued payment of his annual salary; payments in equal installments over six (6) months of an amount equal to 50% of his target bonus; Company reimbursement for the cost of Mr. Lansing’s COBRA premiums for no more than six (6) months following his termination; and the acceleration of vesting of 100% of his Equity Awards.

If Mr. Lansing’s employment is terminated by InfoSpace without Cause (as defined in the Lansing Employment Agreement) or by Mr. Lansing for Good Reason (as defined in the Lansing Employment Agreement), and such termination occurs prior to February 2, 2010, Mr. Lansing will be eligible to receive the following severance benefits: twelve (12) months continued payment of his annual salary; payment in equal installments over twelve (12) months of an amount equal 100% of his target bonus; Company reimbursement for the cost of Mr. Lansing’s COBRA premiums for no more than twelve (12) months following his termination; and the acceleration of vesting of 50% of his unvested Equity Awards.

If Mr. Lansing’s employment is terminated by InfoSpace without Cause or by Mr. Lansing for Good Reason, and such termination occurs on or after February 2, 2010, Mr. Lansing will be eligible to receive the following severance benefits: twenty-four (24) months continued payment of his annual salary; payment in equal installments over twenty-four (24) months in an amount equal to 200% of his target bonus; Company reimbursement for the cost of Mr. Lansing’s COBRA premiums for no more than twenty-four (24) months following his termination; and acceleration of vesting of 100% of his Equity Awards. In addition, if Mr. Lansing is terminated without Cause or terminates his employment for Good Reason, and in either event such termination is within twelve (12) months after a Change of Control, in addition to the benefits described directly above, Mr. Lansing will be eligible to receive a pro-rated bonus equal to 100% of his target bonus, payable in equal installments over the twelve (12) month period following the date of termination.

The foregoing summary of the Lansing Employment Agreement does not purport to be complete and is qualified in its entirety by the Lansing Employment Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 8.01.	Other Events.

Effective February 2, 2009, Bruce M. Allenbaugh’s employment with the Company as its Chief Marketing Officer terminated. Mr. Allenbaugh will receive severance payments and benefits pursuant to the terms of his employment agreement with the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, effective as of February 2, 2009, by and between InfoSpace, Inc. and William J. Lansing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2009

INFOSPACE, INC.

By:	/s/ Alejandro C. Torres
Alejandro C. Torres
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, effective as of February 2, 2009, by and between InfoSpace, Inc. and William J. Lansing.

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